UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

Rouse Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35278 (Commission File Number)	90-0750824 (IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant’s telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 8.01.                                        Other Events.

On January 7, 2014, Rouse Properties, Inc. (the “Company”) and its operating partnership, Rouse Properties, LP (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), relating to the issuance and sale of 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Common Stock, which the Underwriters exercised in full on January 8, 2014.  The Company expects to receive net proceeds from the offering (including with respect to the issuance of the option shares) of approximately $150.2 million, after deducting the underwriting discount and estimated offering expenses.  The offering is expected to close on January 13, 2014.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 7, 2014, among the Company, the Operating Partnership and the Underwriters

5.1	Opinion of Sidley Austin LLP regarding the legality of the shares

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2014	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
		Name:	Susan Elman
		Title:	Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 7, 2014, among the Company, the Operating Partnership and the Underwriters

5.1	Opinion of Sidley Austin LLP regarding the legality of the shares

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)